Exhibit 5


                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017
                                 212-450-4000
                               FAX: 212-450-4800

                                                                 August 5, 1999

Murphy Oil Corporation
200 Peach Street
P.O. Box 7000
El Dorado, AK 71731-7000

Ladies and Gentlemen:

     You have requested us, as special counsel to Murphy Oil Corporation, to render our opinion regarding certain matters in connection with the preparation and filing of a Registration Statement by Murphy Oil Corporation (the "Company") on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the contemplated issuance by the Company from time to time of up to $1,000,000,000 aggregate initial offering price of Common Stock, Preferred Stock (including any Depositary Shares representing such Preferred Stock), Debt Securities and Warrants (collectively, the "Securities"). The Debt Securities are to be issued as senior or subordinated indebtedness of the Company under a senior debt indenture or a subordinated debt indenture (the "Indentures"). The form of the Indentures have been filed as exhibits to the Registration Statement.

     We are familiar with the Certificate of Incorporation and the By-laws, each as amended to date, of the Company and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records of the Company, statutes and other instruments and documents as the basis for the opinion expressed herein.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, (1) with respect to the Common Stock and the Preferred Stock, when the remaining terms are set by an officer of the Company pursuant to the authority granted such officer by the Board of Directors of the Company and have been duly issued and delivered by the Company and duly paid for by the purchasers thereof, (2) with respect to the Debt Securities, when the remaining terms are set by an officer of the Company pursuant to the authority granted such officer by the Board of Directors of the Company, the Indentures have been duly executed and delivered, and the Debt Securities have been duly issued in accordance with the provisions of the Indentures and duly paid for by the purchasers thereof, and (3) with respect to the Warrants, when the remaining terms are set by an officer of the Company pursuant to the authority granted such officer by the Board of Directors of the Company, the warrant agreements have been duly executed and delivered, and the Warrants have been duly issued and delivered by the Company and duly paid for by the purchasers thereof, (a) the Debt Securities and the Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relative to or affecting generally the enforcement of creditor's rights and by principles of equity, and (b) the Common Stock and the Preferred Stock will have been validly issued, fully paid and non-assessable.

     In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement has been declared effective, that the authorization of the Securities will be applicable to such Security, will not have been modified or rescinded and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the


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compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Company relating to the Securities and to the reference to our name in the Prospectus contained therein.


                                               Very truly yours,

                                               /s/ Davis Polk & Wardwell